Exhibit 10.6
                                    AGREEMENT

IT IS HEREBY AGREED, THAT GINSITE MATERIALS, INC. WILL PAY THE SUM OF 20% COMMISSION ON ALL SALES GENERATED FROM THE INTERNET FOR THE PERIOD OF ONE YEAR FROM THE DATE OF THE FIRST SALE, AND A 10% COMMISSION STARTING THE DAY AFTER THE FIRST YEAR EXPIRATION AND CONTINUING FOR ONE YEAR. THE SUM OF THE MONTHLY COMMISSION DUE SHALL BE CALCULATED AT THE END OF THE CALENDAR MONTH AND PAID NO LATER THAN THE 7TH OF THE FOLLOWING MONTH. THE SUM OF THE COMMISSION PAYABLE SHALL BE SPLIT IN EQUAL PAYMENTS AND PAID TO WAYNE A. DOSS, ###-##-####, AT 1021 CREEKFORD DRIVE, FT. LAUDERDALE, FL 33326; AND COMPUSOURCE. THE COMMISSION PAYABLE SHALL BE CONSIDERED PAYMENT IN FULL FOR ALL DEVELOPMENT COST ASSOCIATED WITH THE INTRANET, INCLUDING THE PROGRAMMING AND MARKETING EFFORTS. AT THE END OF THE COMMISSION PERIOD, GINSITE MATERIALS, INC. SHALL OWN FULL AND CLEAR, ANY ASSET VALUE OF SAID INTERNET, INCLUDING ANY ENHANCEMENTS DURING THE COMMISSION PERIOD. IN THE EVENT OF CHANGE IN OWNERSHIP OF GINSITE MATERIALS INC., THIS CONTRACT SHALL BE ENFORCED UNDER FLORIDA LAW IN THE EVENT OF ANY DISPUTES. THE TERMS OF THE CONTRACT SHALL BE ASSIGNED TO THE NEW OWNER IN THE EVENT OF SALE, OR MAY BE BOUGHT OUT UNDER TERNS ACCEPTABLE TO BOTH PARTIES.

WE FURTHER AGREE, THAT GINSITE MATERIALS INC. SHALL PAY THE SUM OF 10% ON THE NON-INTERNET SALES THAT ARE THE DIRECT RESULT OF WAYNE A. DOSS, (including sales from internet communications not booked on the Internet, direct mail, email, phone, accounts brought directly to the company, previous contacts that did not purchase but do so now from his contact). THESE SALES CONSTITUTE BOTH INDIVIDUAL ORDERS AND REPEAT CORPORATE CUSTOMERS. THIS COMMISSION SHALL BE PAID UNDER THE SAME PAYMENT TERMS AS ABOVE, EXCEPT ALL COMMISSION PAYABLE WILL BE PAID TO WAYNE
A. DOSS. THE TERM OF REPEAT CUSTOMERS SHALL RUN FOR NOT MORE THAN TWO (2) YEARS FROM THE DATE OF THE FIRST SALE. AT THE END OF THE COMMISSION PERIOD (2 YEARS) GINSITE WILL HAVE THE RIGHT TO CONVERT THESE ACCOUNTS TO THE STATUS OF A HOUSE ACCOUNT AND NOT FURTHER COMMISSION SHALL BE PAYABLE OR DUE WAYNE A. DOSS.

IF DURING THE EFFORTS OF DEVELOPING MARKETS AND MARKET SHARE FOR GINSITE OR REPRESENTING GINSITE ANY CAPACITY, THESE EFFORTS OF WAYNE A. DOSS SHOULD PRODUCE A BUYER FOR THE COMPANY OR PRODUCT LINE, HE SHALL BE COMPENSATED AT A RATE OF 5% OF THE PURCHASE PRICE. THE PAYMENT SHALL BECOME DUE AND PAYABLE AT THE TIME SUCH SALE IS CONSIDERED COMPLETE OR TRANSFER OF OWNERSHIP OCCURS.

IN CONSIDERATION OF THIS AGREEMENT WAYNE A. DOSS SHALL SIGN A CONFIDENTIALITY AGREEMENT AND FURTHER AGREE TO PROTECT THE INTEREST


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OF  GINSITE  MATERIALS,  INC.  AT ALL TIMES.  WAYNE A DOSS  SHALL  KEEP  GINSITE
INFORMED OF HIS EFFORTS AND GIVE ADVANCE NOTICE WHEN HIS EFFORTS COULD PRODUCE MAJOR IMPACT ON THE COMPANY. TRAVELING TO DEVELOP AND SERVE THE BEST INTEREST OF GINSITE MATERIALS, INC. SHALL BE COMMUNICATED AND APPROVED IF THAT TRAVEL IS EXPECTED TO BE REIMBURSED.

/s/ M. Ginsburg, Pres.                             /s/ Wayne A. Doss
---------------------                             --------------------
GINSITE                                            WAYNE A. DOSS

                                                                        4/15/99